Exhibit 99.1

FINAL– CONFIDENTIAL- DO NOT FORWARD OR DISTRIBUTE

NEWS RELEASE

Press Contact:

Michele Landry

Spansion Public Relations

Phone: (408) 616-1170

michele.landry@spansion.com

Koichi Wakamatsu

Spansion Japan Public Relations

Phone: +81-(44)223-1796

Koichi.wakamatsu@spansion.com

Investor Contact

Bob Okunski

408-616-1117

Bob.okunski@spansion.com

Spansion to Sell JV1 and JV2 Manufacturing Facilities to Fujitsu

Spansion Will Sell Older JV1 and JV2 Facility to Fujitsu in $150 Million Cash Sale; Fujitsu to

Continue Production of Spansion™ Flash Memory Products

SUNNYVALE, CALIF and TOKYO, JAPAN – September 28, 2006 – Spansion Inc. (NASDAQ:SPSN), the world’s largest pure-play provider of Flash memory solutions today announced it has signed a definitive agreement with Fujitsu Limited for the sale of Spansion Japan’s older JV1 and JV2 Manufacturing Facilities in Aizu-Wakamatsu, Japan to Fujitsu for the mutual benefit of both companies. Under the terms of the agreement, subject to certain closing conditions, Fujitsu will pay Spansion approximately $150 million in cash in calendar Q2 2007, and will continue production of Spansion™ Flash memory products as a foundry for Spansion. Spansion also announced that its JV3 facility will be the company’s primary internal aluminum metal layer factory for current and legacy products.

The sale of these facilities allows Spansion to pursue its strategy to serve customers with legacy products, while focusing its own capital on leading-edge technologies. In addition, Spansion expects the permanent workforce to remain employed by either Spansion or Fujitsu. Fujitsu plans to leverage the talented employee base in JV1 and JV2 and world-class facilities to build logic products. Spansion plans to redeploy a portion of the skilled JV1 and JV2 workforce to accelerate Spansion’s completion of the SP1 300mm manufacturing facility and planned ramp of 45nm MirrorBit® technology in Aizu-Wakamatsu.

“These facilities are world-class manufacturing fabs and will become valuable assets for producing Fujitsu’s logic products,” said Shigeru Fujii, President, Electronic Devices Business Group of Fujitsu Limited. “We look forward to leveraging the employee talent, facilities and advanced equipment to build innovative products for our customers.”

Cash from the transaction, combined with structured financing, will be used to fund Spansion’s SP1 300mm manufacturing facility in Aizu-Wakamatsu.

“Spansion’s manufacturing strategy is to focus our capital on leading-edge technologies, provide flexible supply in times of peak demand while continuing a long-term and stable supply to our customers,” said Bertrand Cambou, president and CEO, Spansion Inc. ”We are pleased that Fujitsu has accepted the responsibility to run our JV1 and JV2 facilities as a foundry for Spansion. The workforce remaining at JV1 and JV2 in Aizu will continue their dedication and service to Spansion customers under Fujitsu’s capable leadership, as well as embrace the opportunity to contribute to the future manufacturing of Fujitsu’s MCU portfolio.”

After the transfer of assets, Spansion’s Flash memory production capabilities include:

•	90nm MirrorBit capacity at Spansion’s Fab 25 facility in Austin, Texas, which is planned to transition to 65nm MirrorBit technology in 2007

•	110nm MirrorBit capacity at Spansion’s JV3 facility in Aizu-Wakamatsu Japan, which remains Spansion’s primary internal aluminum fab and also has the capability to produce legacy and current products in production at JV1 and JV2.

•	45nm MirrorBit production capacity planned on 300mm wafers in mid 2008 at the new SP1 facility in Aizu-Wakamatsu. SP1 may also start 65nm MirrorBit technology production in 2007 depending on market conditions

•	Foundry relationship with TSMC for 110nm and 90nm MirrorBit technology to help ensure capacity during times of peak demand

•	Foundry relationship with Fujitsu for JV1 and JV2 for MirrorBit and/or floating-gate aluminum metal layer products on 320nm, 230nm, and 200nm nodes primarily for CSID (Consumer, Smart Card, and Industrial).

About Spansion Japan

Spansion Japan has over 2,000 employees, with Japan Headquarters in Kawasaki-city; its JV-3 fab in Aizu; and a design center near Nagoya-city. Spansion Japan is also constructing a new 300mm factory in Aizu-Wakamatsu, Japan, called Spansion 1 (SP1), with 45nm MirrorBit device production planned in mid-2008. Spansion Japan serves the Japan market through the Fujitsu sales channel.

Investor Conference Call

Spansion will host a conference call on Thursday, September 28, 2006, at 5:30 a.m. PT/ 8:30 a.m. ET to discuss this release. Interested investors can listen to the conference call by dialing (913) 981-4900. A live audio-only web cast of the call will also be made available in the Investor Relations section of the company’s web site at www.spansion.com. A replay of the call will be available for seven days following the call by dialing (888) 203-1112 using the passcode 9652495 and will also be accessible on the company’s investor relations web site at www.spansion.com.

About Spansion

Spansion [NASDAQ: SPSN] is a leading Flash memory solutions provider, dedicated to enabling, storing and protecting digital content in the wireless, automotive, networking and consumer electronics markets. Spansion, previously a joint venture of AMD and Fujitsu, is the largest company in the world dedicated exclusively to developing, designing, and manufacturing Flash memory products and systems. For more information, visit www.spansion.com.

Cautionary Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the including statements regarding future deployment of MirrorBit technology, the company’s ability to penetrate new markets and the company’s ability to obtain sufficient manufacturing capacity. Investors are cautioned that the forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from the company’s current expectations. Risks that the company considers to be the important factors that could cause actual results to differ materially from those set forth in the forward-looking statements include the possibility that the transition of JV1/2 production to Fujitsu will not occur in a smooth manner, that the construction of SP1 will not occur within the current schedule, that the demand for the company’s Flash memory products will be lower than currently expected; that the company will lose rights to key intellectual property arrangements and be subject to intellectual property infringement claims; that customer acceptance of MirrorBit technology will not continue to increase; that OEMs will increasingly choose NAND-based Flash memory products over NOR- and MirrorBit ORNAND-based Flash memory products for their applications; that there will be a lack of customer acceptance of MirrorBit ORNAND-based Flash memory products; that the company will lose a significant customer; that the company will be adversely affected by its substantial indebtedness; that the company will not be able to timely and cost-effectively design and implement an enterprise-wide information system; that the company will not be able to raise sufficient capital to enable it to establish leading-edge capacity to meet product demand and maintain market share; that the company will not be able to reduce expenses; that the company may not achieve its current product and technology introduction or implementation schedules; that the company may not achieve its facilities and capacity implementation schedules; that the company will be able to meet customer demand during cyclical industry or economic downturns; that competitors may introduce new memory technologies that may make the company’s Flash memory products uncompetitive or obsolete; and that the company’s book-to-bill ratio may not be an accurate indicator of future sales. The company urges investors to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the company’s Quarterly Reports on Form 10-Q for the quarters ended March 26, 2006 and July 2, 2006. The company assumes no obligation to update any forward-looking statements or information included in this press release.

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Spansion, the Spansion logo, MirrorBit, ORNAND and combinations thereof, are trademarks of Spansion LLC. Other names used are for informational purposes only and may be trademarks of their respective owners.